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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

                                                                    JURISDICTION
                                                                       IN WHICH
                                                                       ORGANIZED
                                                                    ------------

Rayonier Timberlands, L.P.                                             Delaware
Rayonier Timberlands Operating Company, L.P.                           Delaware
Rayonier New Zealand Limited                                        New Zealand